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                                                               EXHIBIT 10.3 (21)


                               FIRST AMENDMENT TO
                    THE G. B. DEALEY RETIREMENT PENSION PLAN
              (As Amended and Restated Effective January, 1, 1988)


                 A. H. Belo Corporation, a Delaware corporation, pursuant to authorization of its Board of Directors, adopts the following amendments to The
G. B. Dealey Retirement Pension Plan, as amended and restated effective January 1, 1988 (the "Plan").

                 1. Section 5.2 of the Plan is amended in its entirety to read as follows:

                 "5.2     Early Retirement Benefit.  A Participant who
         terminates employment for any reason other than death or total and permanent disability at or after his Early Retirement Age and before age 65 will be entitled to receive a monthly retirement benefit beginning on his Normal Retirement Date in an amount equal to his Accrued Benefit determined as of the date he terminated employment. If the Participant elects to receive his early retirement benefit as of the first day of any month before his Normal Retirement Date, his Accrued Benefit will be reduced by 1/180th for each of the first 60 months and by 1/360th for each of the next 60 months by which his Benefit Commencement Date is earlier than his Normal Retirement Date; provided, however, that the 60-month period to which the 1/180th factor applies will be reduced, and the 60-month period to which the 1/360th factor applies will be increased, by the number of months by which the Participant's Social Security Retirement Age (as defined in
         Section 10.2(m)) exceeds age 65."

                 2. Section 8.1 of the Plan is amended in its entirety to read as follows:

                          "8.1     Death Benefits.

                          (a) Death Benefits Payable before Termination of Employment. The Beneficiary of a Participant who dies while an Employee and prior to his Benefit Commencement Date will receive a death benefit in the amount of the Participant's Accrued Benefit (whether or not vested) determined as of the date of his death.

                          (b) Death Benefits Payable after Termination of Employment. The Beneficiary of a Participant who has a
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         vested interest in his Accrued Benefit and who dies after terminating employment and prior to his Benefit Commencement Date will receive a death benefit in the amount of the Participant's Accrued Benefit determined as of the date of his death."

                 3. Section 2 of the Plan is amended in its entirety to read as follows:

                          "8.2    Form of Death Benefit.

                          (a) Surviving Spouse. If the Participant's Beneficiary is his surviving spouse, the death benefit will be paid in the form of a Qualified Preretirement Survivor Annuity, subject, however, to the exception for small benefits set forth in Section 7.1(e).

                          (b) Other Beneficiaries. If the Participant's Beneficiary is a person other than his surviving spouse, the death benefit will be paid in the form of a ten-year certain and continuous annuity as described in Section 7.1(c), subject, however, to the exception for small benefits set forth in Section 7.1(e)."

                 3. Section 8.3 of the Plan is amended in its entirety to read as follows:

                          "8.3    Commencement of Death Benefit.  Subject to
         the exception for small benefits set forth in Section 7.1(e), the Beneficiary will begin to receive payments as of the Participant's Normal Retirement Date unless the Beneficiary elects to receive payments as of the first day of any preceding month following the Participant's death. All death benefit payments will be made or will begin as soon as administratively feasible and will be equal to the Actuarially Equivalent present value of the Participant's Accrued Benefit determined as of the date of his death."

                 4. Subsection (d) of Section 16.1 of the Plan (relating to the reversion of employer contributions on the failure of the Plan to qualify under Section 401(a) of the Internal Revenue Code) is deleted from the Plan.

                 Executed this 12th day of December, 1989.

                                                         A. H. BELO CORPORATION


                                                         By /s/ MICHAEL MCCARTHY





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